UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2011

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28579	75-2233445
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

1777 Sentry Parkway West, Blue Bell, PA	19422
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of UniTek Global Services, Inc. (the “Company”) was held on June 7, 2011 at The Doubletree Hotel, 640 Germantown Pike, Plymouth Meeting, PA 19462, pursuant to the Notice sent on or about April 27, 2011 to all shareholders of record at the close of business on April 12, 2011.  At the meeting:

1.	The following nominees were elected as Class II Directors of the Company to serve until the annual meeting in 2013 and received the votes set forth adjacent to the names below:

Name of Nominee	For	Withheld
Peter Giacalone	11,445,733	678,081
Peter Brodsky	11,445,733	678,081
Robert F. Stott	10,029,749	2,094,065

The following nominees were elected as Class III Directors of the Company to serve until the annual meetingin 2014 and received the votes set forth adjacent to the names below:

Name of Nominee	For	Withheld
C. Scott Hisey	11,445,723	678,091
Richard Siber	10,029,749	2,094,065
Joseph Colonnetta	11,445,733	678,081
Michael Montelongo	11,485,154	638,660

There were a total of 993,933 broker non-votes for the election of directors.

The term of office for the following Class I Directors continued after the Annual Meeting: Mark S. Dailey, Dean MacDonald and Michael F. O’Donnell.

2.	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011 was ratified by the following vote of:

For	Against	Abstain
13,117,717	30	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: June 8, 2011	By:	/s/ Ronald J. Lejman
Ronald J. Lejman
Chief Financial Officer and Treasurer